Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 27, 2022 (the “Fourth Amendment Effective Date”), is among HIGHPEAK ENERGY, INC., a Delaware corporation (the “Borrower”), FIFTH THIRD BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Guarantors, the financial institutions defined below as the Existing Lenders, and the financial institutions defined below as the New Lenders.

RECITALS

A.          The Borrower, the Administrative Agent, and the Existing Lenders are party to that certain Credit Agreement dated as of December 17, 2020 (as may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Existing Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested amendments to certain provisions of the Credit Agreement, the addition of the New Lenders under the Credit Agreement, and a redetermination of the Borrowing Base.

C.           The Borrower, the Guarantors, the Administrative Agent, the Existing Lenders and the New Lenders (along with the Existing Lenders, collectively, the “Lenders”) party hereto have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.           Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement. For the purposes of this Amendment, the following term shall have the following meaning:

“Agent-Related Person” has the meaning ascribed such term in Section 5.3(b).

“Existing Lenders” means, collectively, Fifth Third Bank, National Association, Citizens Bank N.A., BOKF, NA dba Bank of Texas, Bank of America, N.A., and UMB Bank n.a.

“Hannathon Acquisition” means the acquisition by Borrower (or another Credit Party) of the Hannathon Acquisition Properties pursuant to the terms and conditions of the Hannathon Purchase Agreement.

“Hannathon Acquisition Properties” means the Oil and Gas Properties and other Properties acquired by Borrower pursuant to the Hannathon Purchase Agreement.

“Hannathon Purchase Agreement” means that certain Purchase and Sale Agreement between the sellers party thereto and Borrower, as buyer, dated as of April 26, 2022, and all modifications and amendments thereof.

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“New Lenders” means, collectively, Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, and Amarillo National Bank.

Section 2.             Amendments to Credit Agreement.

2.1         Amendment to Section 1.02.

(a)         Section 1.02 is hereby amended by adding the following term in the appropriate alphabetical place:

“Fourth Amendment Effective Date” means June 27, 2022.

(b)         Section 1.02 is hereby amended by deleting the following term:

“Second Amendment Effective Date”

(c)          Section 1.02 is hereby further amended by amending and restating the following definitions in Section 1.02 in their entirety to read as follows:

“Aggregate Elected Commitments” means (a) on the Fourth Amendment Effective Date, $400,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.06(c).

“Arranger” means, (a) collectively, Fifth Third Bank, National Association, Citizens Bank N.A., and Bank of America, N.A., in their respective capacities as joint lead arrangers hereunder, and (b) Fifth Third Bank, National Association, in its capacity as sole bookrunner hereunder.

“Consolidated Cash Balance Threshold” means $75,000,000.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (a) the following costs and expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) Taxes based on income, profits or capital gains, including franchise and similar Taxes, (iii) depletion, (iv) depreciation, (v) amortization, (vi) accretion of discount of asset retirement obligations, (vii) exploration and abandonment expenses, (viii) stock based compensation and other similar noncash charges, (ix) noncash mark to market losses on derivative financial instruments, (xi) losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), and (x) transaction costs, expenses and charges with respect to the acquisition or disposition of Oil and Gas Properties, any issuance of debt permitted hereunder or with respect to the business combination and the Transactions in an aggregate amount not to exceed $10,000,000 in any fiscal year, minus (b) (i) all gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), (ii) noncash mark to market gains on derivative financial instruments, and (iii) all noncash income, in each case to the extent added to Consolidated Net Income in such period. Notwithstanding anything herein to the contrary: EBITDAX for the Rolling Period ending on September 30, 2022 shall be calculated by multiplying EBITDAX for the fiscal quarter ending on such date by four (4); EBITDAX for the Rolling Period ending on December 31, 2022 shall be calculated by multiplying EBITDAX for the two consecutive fiscal quarters ending on such date by two (2); and EBITDAX for the Rolling Period ending on March 31, 2023 shall be calculated by multiplying EBITDAX for the three consecutive fiscal quarters ending on such date by four-thirds (4/3).

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2.2         Amendment to Section 2.07(a). Section 2.07(a) is hereby amended and restated to read as follows:

(a)         Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the next Scheduled Redetermination Date, the amount of the Borrowing Base shall be $400,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments prior to the next Scheduled Redetermination Date from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).

2.3         Amendment to Section 7.23(a). Section 7.23(a) is hereby amended and restated to read as follows:

(a)          The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, agents, advisors and Affiliates with applicable Anti-Corruption Laws and applicable Sanctions.

2.4         Amendment to Section 7.23(b). Section 7.23(b) is hereby amended and restated to read as follows:

(b)         The Borrower, its Subsidiaries, their respective officers and employees and, to the knowledge of the Borrower, its directors, agents, advisors and Affiliates are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person.

2.5         Amendment to Section 8.19. Section 8.19 is hereby amended and restated to read as follows:

Section 8.19         Affirmative Hedging Covenant.

(a)         As of the last day of each fiscal quarter, if the Borrower’s ratio of Total Debt as of such date to EBITDAX for the Rolling Period ending on such date is greater than 1.25 to 1.00 but less than or equal to 1.75 to 1.00, then as of such date (or such later date acceptable to the Administrative Agent in its reasonable discretion), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower has entered into, or shall have caused another Credit Party to enter into Swap Agreements with one or more Approved Counterparties to hedge notional volumes covering, for the twenty-four month period following such measurement date, not less than twenty-five percent (25%) of the aggregate projected production of crude oil for such twenty-four month period from the Borrower and its Restricted Subsidiaries’ Oil and Gas Properties owned as of such date constituting PDP Reserves as set forth in the most recently delivered Reserve Report; and

(b)         As of the last day of each fiscal quarter, if the Borrower’s ratio of Total Debt as of such date to EBITDAX for the Rolling Period ending on such date is greater than 1.75 to 1.00, then as of such date (or such later date acceptable to the Administrative Agent in its reasonable discretion), the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower has entered into, or shall have caused another Credit Party to enter into Swap Agreements with one or more Approved Counterparties to hedge notional volumes covering, for the twenty-four month period following such measurement date, not less than fifty percent (50%) of the aggregate projected production of crude oil for such twenty-four month period from the Borrower and its Restricted Subsidiaries’ Oil and Gas Properties owned as of such date constituting PDP Reserves as set forth in the most recently delivered Reserve Report.

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2.6         Amendment to Section 12.02(b). The last sentence in Section 12.02(b) is hereby amended and restated to read as follows:

Notwithstanding the foregoing, (A) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (C) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender, (D) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Successor Rate or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b), and (E) Section 10.02(c) may not be amended or modified without the consent of each Secured Party adversely affected thereby.

2.7         Addition to Section 12.06. Section 12.06 is hereby amended by adding a new clause (d) to read in its entirety as follows:

(d)         The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

2.8         Amendment to Section 12.11. Section 12.11 is hereby amended and restated to read as follows:

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Section 12.11  Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility evidenced hereby or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility evidenced hereby, (h) with the consent of the Borrower, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For the purposes of this Section 12.11, "Information" means all information received from the Borrower or any Restricted Subsidiary relating to the Borrower or any Restricted Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Restricted Subsidiary; provided that, in the case of information received from the Borrower or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the Borrower's Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (A) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions ("tax structure"), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (B) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

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2.9         Amendment to Section 12.14. Section 12.14 is hereby amended and restated to read as follows:

Section 12.14  Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Secured Swap Providers with respect to any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (a) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Secured Swap Provider to another Person that is not a Lender or an Affiliate of a Lender. Except as set forth in Section 12.02(b), no Lender or any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

2.10        Amendment to Annex I (List of Maximum Credit Amounts and Elected Commitments). Upon the occurrence of the Fourth Amendment Effective Date, Annex I of the Credit Agreement is hereby replaced with Annex I attached hereto on Exhibit A.

Section 3.    New Borrowing Base Notice; Waiver of Prior Notice for Section 2.07; Aggregate Elected Commitments.

3.1         The parties hereto agree that (i) this Amendment shall serve as (A) the Proposed Borrowing Base Notice pursuant to the requirements of Section 2.07(c)(ii) of the Credit Agreement and (B) the New Borrowing Base Notice pursuant to the requirements of Section 2.07(d) of the Credit Agreement, and (ii) any other notice or time period required by the terms of Section 2.07 of the Credit Agreement in connection with the increase in the Borrowing Base or Aggregate Elected Commitments to go in effect on the Fourth Amendment Effective Date is hereby waived.

3.2         As of the Fourth Amendment Effective Date, each of the Borrowing Base and Aggregate Elected Commitments shall be increased to $400,000,000. Such Borrowing Base and Aggregate Elected Commitments shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or as otherwise adjusted in accordance with the Credit Agreement, after giving effect to this Amendment.

Section 4.    Conditions Precedent as of the Fourth Amendment Effective Date. This Amendment shall become effective on the date, when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1         The Administrative Agent shall have executed and received from the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.

4.2         The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including any fees or other amounts set forth in any fee letter executed as of the Fourth Amendment Effective Date by the Borrower and Administrative Agent.

4.3         The Administrative Agent shall have received duly executed Notes or restated Notes, as applicable, payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

4.4         The Administrative Agent shall have received title information as the Administrative Agent may reasonably require with respect to the status of title to at least 90% of the total value of the Proved Oil and Gas Properties, including but not limited to the Hannathon Acquisition Properties, evaluated in the most recently delivered Reserve Report.

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4.5         The Administrative Agent shall have received Security Instruments as required by Section 8.14(a) of the Credit Agreement. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens on at least 90% of the total value of the Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report, including but not limited to the Hannathon Acquisition Properties.

4.6         The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (i) that Borrower shall consummate, substantially concurrently with the closing of this Amendment, the Hannathon Acquisition in accordance with the terms of the Hannathon Purchase Agreement in all material respects and has acquired substantially all of the Hannathon Acquisition Properties contemplated by the Hannathon Purchase Agreement; and (ii) as to such other related documents and information as the Administrative Agent shall have reasonably requested.

4.7         The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Hannathon Acquisition Properties (other than Liens permitted by Section 9.03 of the Credit Agreement) associated with any credit facilities and funded debt have been released or terminated, subject only to the filing or recording of applicable terminations and releases.

4.8         Immediately before and after giving effect to this Amendment, no Default shall have occurred and be continuing as of the Fourth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.    Concerning New Lenders.

5.1         The New Lenders have become Lenders upon their execution of this Amendment, and on the Fourth Amendment Effective Date, each New Lender shall assume all rights and obligations of a Lender under the Credit Agreement. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to each New Lender’s acquisition of an interest in the aggregate Commitments and its Applicable Percentage. The Administrative Agent, the Existing Lenders and the Borrower hereby consent to the reallocation set forth herein. The Administrative Agent, the Existing Lenders and the Borrower hereby waive (i) any requirement that an Assignment and Assumption or any other documentation be executed in connection with such reallocation, and (ii) the payment of any processing and recordation fee to the Administrative Agent. In connection herewith, each Existing Lender irrevocably sells and assigns to each New Lender, and each New Lender, severally and not jointly, hereby irrevocably purchases and assumes from such Existing Lender, as of the Fourth Amendment Effective Date, so much of such Existing Lender’s Commitment, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of such Existing Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby), such that each Existing Lender’s and each New Lender’s Maximum Credit Amount, Elected Commitment, Applicable Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Applicable Percentage, Maximum Credit Amount, and Elected Commitment as set forth on Annex I attached hereto on Exhibit A to this Amendment. Each Existing Lender and each New Lender agree that the provisions of the form of Assignment and Assumption attached as Exhibit H to the Credit Agreement shall apply to it as applicable depending on whether it is the assignee or assignor of such “Commitments” as applicable. Each party hereto agrees to execute an Assignment and Assumption to give effect to the foregoing if requested by the Administrative Agent or the Borrower.

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5.2         Upon the Fourth Amendment Effective Date, all Loans and participations in Letters of Credit of the Existing Lenders outstanding immediately prior to the Fourth Amendment Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of each Existing Lender and each New Lender under the Credit Agreement pursuant to this Amendment.

5.3         Each New Lender represents and warrants to the Administrative Agent, for the benefit of the Lenders, as follows:

(a)          It has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto;

(b)          It has, independently and without reliance upon any Lender or any related party of the Administrative Agent or any Lender (an “Agent-Related Person”) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated by the Credit Agreement, and made its own decision to enter into the Credit Agreement and to extend credit to the Borrower and the other Credit Parties under the Credit Agreement; and

(c)          It will, independently and without reliance upon any Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, and other condition and creditworthiness of the Borrower and the other Credit Parties.

5.4         On the Fourth Amendment Effective Date, subject to the satisfaction or waiver of the conditions to effectiveness set forth in Section 4 of this Amendment, each New Lender shall be deemed automatically to have become a party to the Credit Agreement and have all rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, each as amended, as if it were an original Lender signatory thereto.

5.5         On the Fourth Amendment Effective Date, each New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents, each as amended, applicable to the Lenders as if it were an original Lender signatory thereto (and expressly makes the appointment set forth in, and agrees to the obligations imposed under, Article 11 of the Credit Agreement).

5.6         On the Fourth Amendment Effective Date, each New Lender shall become a Lender and the Maximum Credit Amounts of all Lenders shall be as set forth on Annex I attached hereto on Exhibit A to this Amendment.

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Section 6.    Miscellaneous.

6.1         Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

6.2         Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges and consents to the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended, restated, supplemented or otherwise modified hereby or otherwise in connection with a delivery made herewith and (c) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except that (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) to the extent any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

6.3         Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, facsimile or other electronic means (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.4         Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.5         No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

6.6         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.7         Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one law firm acting as counsel to the Administrative Agent.

6.8         Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.10       Miscellaneous. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

6.11       Loan Document. This Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:

HIGHPEAK ENERGY, INC., a Delaware corporation

By:          /s/ Jack Hightower

Jack Hightower

Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY ACQUISITION CORP., a

Delaware corporation

HIGHPEAK ENERGY EMPLOYEES, INC., a

Delaware corporation

LAZY JJ PROPERTIES, LLC, a Delaware limited

liability company

By:          /s/ Jack Hightower

Jack Hightower

Chief Executive Officer

HIGHPEAK ENERGY ASSETS, LLC, a Delaware

limited liability company

HIGHPEAK ENERGY HOLDINGS, LLC, a

Delaware limited liability company

By:          /s/ Jack Hightower

Jack Hightower

President

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, NATIONAL

ASSOCIATION,
as Administrative Agent

By:          /s/ Dan Condley

Dan Condley

Managing Director

EXISTING LENDERS:

FIFTH THIRD BANK, NATIONAL

ASSOCIATION,
as Existing Lender, an Issuing Bank, and a Joint-Lead

Arranger

By:          /s/ Dan Condley

Dan Condley

Managing Director

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

EXISTING LENDERS: BANK OF AMERICA, N.A., as an Existing Lender and a Joint-Lead Arranger By: /s/ Megan Baqui Name: Megan Baqui Title: Director

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

EXISTING LENDERS: CITIZENS BANK N.A., as an Existing Lender and a Joint-Lead Arranger By: /s/ Scott Donaldson Name: Scott Donaldson Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

EXISTING LENDERS: BOKF, NA dba BANK OF TEXAS, as an Existing Lender By: /s/ Scott Miller Name: Scott Miller Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

EXISTING LENDERS: UMB BANK N.A., as an Existing Lender By: /s/ Erica Spencer Name: Erica Spencer Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

NEW LENDERS:

CREDIT SUISSE AG, NEW YORK BRANCH,
as a New Lender

By:         /s/ Doreen Barr
Name:         Doreen Barr
Title:           Authorized Signatory

By:        /s/ Jessica Gavarkovs
Name:        Jessica Gavarkovs
Title:          Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

NEW LENDERS: GOLDMAN SACHS BANK USA, as a New Lender By: /s/ Andrew B. Vernon Name: Andrew B. Vernon Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.

NEW LENDERS: AMARILLO NATIONAL BANK, as a New Lender By: /s/ Rob Mansfield Name: Rob Mansfield Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

HighPeak Energy, Inc.